Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253208 on Form S-3 and Registration Statement Nos. 333-192775, 333-192776, 333-236255 and 333-253211 on Forms S-8 of our reports dated November 23, 2021, relating to the financial statements of Aramark and the effectiveness of Aramark's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended October 1, 2021.

/s/ Deloitte & Touche LLP
Philadelphia, PA
November 23, 2021